Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares no par value of CytoMed Therapeutics Limited. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement on the dates set forth below.

/s/ Choo Chee Kong		Date: April 21, 2023
Name:	Choo Chee Kong

Glorious Finance Limited

/s/ Choo Chee Kong		Date: April 21, 2023
Name:	Choo Chee Kong
Title:	Director and Shareholder